Exhibit 23.2

Smith, Carney & Co., p.c.

CERTIFIED PUBLIC ACCOUNTANTS

Joseph E. Brueggen	5100 N. Brookline Ave., Suite 1000
Kevin L. Fosbenner	Oklahoma City, OK 73112-3627
Edward W. Granger	BUS: (405) 272-1040
Rebecca A. Hembree	FAX: (405) 235-6180
Joseph W. Hornick	1-800-570-1040
Kevin D. Howard
Van R. Oliver	5 S. Commerce, Suite 33
Ardmore, OK 73401-3924
BUS: (580) 226-1227
Of Counsel	FAX: (580) 226-1229
Kenneth L. Carney	1-866-570-1040
H. Kirby Smith
www.smithcarney.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 27, 2009, except for the restatement described in Note B of the Company’s 2009 Annual Report (Form 10-K), as to which the date is March 16, 2010, with respect to the related consolidated statement of operations, changes in equity, comprehensive income (loss) and cash flows for the year ended December 31, 2008, which report appears in the December 31, 2010, Annual Report (Form 10-K) of GMX Resources Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption “Experts.”

/s/ Smith, Carney & Co., p.c.

Oklahoma City, Oklahoma

January 6, 2012